Exhibit 99.1

TRANS-INDIA ACQUISITION CORPORATION

ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

CHICAGO, Illinois — March 12, 2007 — Trans-India Acquisition Corporation (AMEX: TIL.U) announced today that I-Bankers Securities, Inc., the lead representative of the underwriters for the Company’s initial public offering of units, has informed the Company that separate trading of the common stock and warrants underlying the units would commence on March 12, 2007, and that trading in the units will continue on the American Stock Exchange under the symbol TIL.U. The common stock and warrants will trade on the American Stock Exchange under the symbols TIL and TIL.WS, respectively.

Trans-India Acquisition Corporation is a recently formed blank check company organized to acquire one or more target businesses with operations primarily in India, with a focus on the life sciences sector of the Indian economy. The Company consummated its initial public offering of 11,500,000 units on February 14, 2007 and this separate trading is as provided for under the terms of the offering.

Forward-Looking Statements

This press release may contain certain forward-looking statements including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in the Company’s prospectus and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact

Bobba Venkatadri

President and Chief Executive Officer

Trans-India Acquisition Corporation

(510) 432-5492